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              Consent of Independent Certified Public Accountants
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The Board of Directors
AM Communications, Inc. and subsidiaries


     We have issued our report dated June 7, 2002 accompanying the consolidated financial statements included in the Annual Report of AM Communications, Inc. and subsidiaries on Form 10-KSB for the year ended March 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of AM Communications, Inc. on Forms S-8 (File No. 333-32826, effective March 20, 2000, File No. 333-35988 effective May 1, 2000).




Grant Thornton LLP
Philadelphia, Pennsylvania
June 28, 2002